UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 13, 2009

HALOZYME THERAPEUTICS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32335	88-0488686
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-794-8889

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 15, 2009, Kurt A. Gustafson will assume the position of Chief Financial Officer for Halozyme Therapeutics, Inc. ("Halozyme"). Mr. Gustafson is currently Halozyme’s Vice President, Finance. Also effective May 15, 2009, David A. Ramsay, Halozyme’s current Chief Financial Officer, will assume the position of Vice President, Corporate Development. Mr. Gustafson’s annual salary will be $300,000 and he will be eligible to participate in Halozyme’s 2009 senior executive incentive plan. Halozyme’s change in control policy, severance policy and other standard employee benefits will also be applicable to Mr. Gustafson. Upon joining Halozyme, Mr. Gustafson received a stock option grant under Halozyme’s 2008 Stock Plan for the purchase of 200,000 shares of Halozyme common stock (one-fourth of these shares will vest on the one year anniversary of the option grant, and the remaining shares will vest on a monthly basis over the three years following the initial vesting date).

Certain biographical information for Mr. Gustafson is as follows:

Kurt A. Gustafson, MBA (41), Vice President, Chief Financial Officer. Mr. Kurt Gustafson joined Halozyme in April 2009 as Vice President, Finance. Prior to joining Halozyme, Mr. Gustafson held the position of Vice President, Manufacturing Finance, at Amgen, Inc. During eighteen years at Amgen, Mr. Gustafson held a variety of operational and managerial positions in areas such as financial planning, financial analysis, accounting and treasury. Mr. Gustafson was also the Chief Financial Officer of Amgen Europe from 2004 to 2006. Mr. Gustafson graduated from North Park University in Chicago with a B.A. in accounting and earned his M.B.A. from the University of California, Los Angeles.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALOZYME THERAPEUTICS, INC.

April 15, 2009	By:	David A. Ramsay

Name: David A. Ramsay
Title: Vice President and Chief Financial Officer